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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                DECEMBER 1, 1997


                            GABLES RESIDENTIAL TRUST
             (Exact name of Registrant as specified in its charter)




          MARYLAND                       1-12590                 58-2077868
(State or other jurisdiction         (Commission File         (I.R.S. Employer
      of incorporation)                  Number)             Identification No.)



                        2859 PACES FERRY ROAD, SUITE 1450
                             ATLANTA, GEORGIA 30339
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                  770-436-4600





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         ITEM 5.   OTHER EVENTS.

         On December 1, 1997, Gables Residential Trust (the "Company") completed the offering of 1,700,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), at a public offering price of $27.1875 per share, less an underwriting discount of $1.36 per share. The offering of the Common Shares was made pursuant to a Prospectus Supplement dated November 24, 1997 relating to the Prospectus dated August 11, 1997 filed with the Company's shelf registration statement on Form S-3 (File No. 333-30093).

         The net proceeds to the Company from the sale of the Common Shares, after anticipated issuance costs, are estimated to be approximately $43.8 million. The Company will use the net proceeds to reduce borrowings under its credit facilities, which borrowings were used primarily to fund the acquisition and development of additional apartment communities.


         ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                   INFORMATION AND EXHIBITS.

         (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

               Not Applicable

         (b)   PRO FORMA FINANCIAL INFORMATION:

               Not Applicable

         (c)   EXHIBITS:

EXHIBIT NO.
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         1.    Underwriting Agreement dated November 24, 1997.

         5.    Opinion as to the legality of the Common Shares.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 1, 1997                     GABLES RESIDENTIAL TRUST



                                           /s/ Marvin R. Banks, Jr.
                                       ----------------------------------
                                           By: Marvin R. Banks, Jr.
                                               Chief Financial Officer
                                               and Treasurer







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